Exhibit 10.36

Date: June 10, 2010	Pope Resources, a Delaware Limited Partnership Customer/Note No. 56548-442

TERM NOTE

For Value Received, on the Loan Maturity Date, Borrower, as defined below, as principal, jointly and severally, promises to pay to Lender, as defined below, or order, at its office in Spokane, Washington, or at such other place as the holder of this Term Note (this “Note”) may designate in writing, the principal balance of Twenty Million and no/100’s Dollars ($20,000,000.00) (the “Total Commitment Amount”), or so much thereof as may be outstanding, plus interest thereon from and after any Disbursement Date, at interest rates as provided for hereafter.  For all intents and purposes, the Base Rate Loan Segment and the Fixed Rate Loan Segments are treated as one obligation under this Note and the other Loan Documents.

1.           Definitions.  For purposes of this Note, the following definitions apply.  Capitalized terms not otherwise defined herein shall have the meanings given in the First Amended and Restated Master Loan Agreement, dated on or about the same date herewith, as amended, restated or otherwise modified (the “Loan Agreement”).

“Applicable Margin” means, for purposes of calculating the applicable interest rate for any day for a Loan Segment, the percentage set forth below that corresponds to the elected Rate Option:

Rate Options	Applicable Margin

Base Rate	3.50%
5- and 7-year Fixed Rate	1.70%
15-year Fixed Rate	1.60%

“Base Rate” shall have the meaning given in paragraph 4.01 hereof.

“Base Rate Loan Segment” means the principal portion of the Loan plus accrued interest priced using the Base Rate during the Commitment Period.

“Borrower” means Pope Resources, A Delaware Limited Partnership, a Delaware limited partnership; provided however, for purposes of covenant compliance, “Borrower” shall include all subsidiaries of Pope Resources, a Delaware Limited Partnership, whose financial statements should, under GAAP be consolidated with Pope Resources, A Delaware Limited Partnership.

“Collateral” means all the property pledged to secure the Loan as described in the Loan Documents, including but not limited to the real property consisting of approximately 58,554 acres of fee-owned timberland, located in Washington, together with all improvements located thereon, as more particularly described in that certain Mortgage dated of or around even date herewith.

“Commitment Period” means the period of time from the date of this Note to the date 60 days thereafter, or at Lender’s option in the Event of Default or Incipient Default.

“Default Interest Rate” shall have the meaning given in paragraph 7.03 hereof.

“Disbursement Date” means a Business Day when Loan principal is advanced under this Note to or on the account of Borrower.

“Fixed Rate Loan Segment” means each principal portion of the Loan, plus interest accrued thereon, with all the following attributes that distinguish such Fixed Rate Loan Segment from other Fixed Rate Loan Segments: a different Fixed Rate Maturity Date and or a different date to which a given Fixed Rate Option was assigned to the Fixed Rate Loan Segment, except as otherwise provided herein.

“Fixed Rate Maturity Date” shall have the meaning set forth in paragraph 4.02 hereof; provided however, if a Fixed Rate Maturity Date falls on a date that is not a Business Day, then the Fixed Rate Maturity Date shall be deemed to be the preceding Business Day, unless such Business Day falls in another calendar month, in which case the Fixed Rate Maturity Date shall be deemed to be the succeeding Business Day.

“Fixed Rate Option” means any of the Fixed Rate Options defined in paragraph 4.02 hereof.

“Index Source” means the Federal Farm Credit Banks Funding Corporation, unless an Index Source is otherwise identified for a given pricing option described herein.

“Lender” means Northwest Farm Credit Services, FLCA.

“LIBOR” means the rate per annum at approximately 11:00 a.m. (London, England time) on the date that is two (2) Business Days prior to the beginning of the relevant interest period by reference to the British Bankers’ Association Interest Settlement Rates for deposits in Dollars (the “Index”), as set forth by the Bloomberg Information Service or any successor thereto, which has been designated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates (the “LIBOR Index Source”) for a period equal to such interest period.

“Loan” or “Loan No. 56548-442” means all principal amounts advanced by Lender to Borrower or on the account of Borrower or otherwise under this Note and the other Loan Documents, and all fees or charges incurred as provided for in this Note and the other Loan Documents, plus all interest accrued thereon.

“Loan Documents” means this Note and all other documents executed in connection with the Loan, including without limitation the Membership Agreement, the Loan Agreement, the Mortgage and the Environmental Indemnity, dated on or about the same date herewith, and all renewals, extensions, amendments, modifications, substitutions and replacements thereof.

“Loan Maturity Date” means the earlier of: (1) September 1, 2025; (2) the Fixed Rate Maturity Date for the Loan Segment priced with the 15-Year Fixed Rate Option; or (3) at Lender’s option in the Event of Default or Incipient Default.

“Loan Purpose” means (a) to refinance existing indebtedness, and (b) to pay Loan fees and all of Lender’s reasonable transaction costs.

“Loan Segment” means the Base Rate Loan Segment or a Fixed Rate Loan Segment.

“Lockout Period Expiration Date” means the corresponding anniversary of the first day of the month following the Pricing Date for a given Fixed Rate Loan Segment, if the Pricing Date is not the first day of the month or the corresponding anniversary of the Pricing Date, if the Pricing Date is the first day of a month; provided however, if such day falls on a date that is not a Business Day, then the Lockout Period Expiration Date shall be deemed to be the preceding Business Day, unless such Business Day falls in another calendar month, in which case the Lockout Period Expiration Date shall be deemed to be the succeeding Business Day.

“Notice” shall have the meaning as set forth in paragraph 2.04 hereof.

“Prepayment Option” means one of the prepayment options set forth in Section 6.02 hereof.

“Pricing Date” means the Business Day a given Loan Segment begins to accrue interest under a given Rate Option or a day when there is a change in the Base Rate.

“Rate Option” means the Base Rate or one of the Fixed Rate Options.

2.                Loan Origination Fee, Expenses, Stock and Notice.

2.01           Loan Fee.  Borrower shall pay Lender the Loan fees set forth in a separate Loan fee letter.

2.02           Costs and Expenses.  Borrower shall pay Lender on the Closing Date, and subsequently on Lender’s demand, all of Lender’s reasonable transaction expenses, including but not limited to costs and expenses relating to title policies, appraisals of Collateral and fees and costs directly related to recording, filing and closing, whether or not the Loan is disbursed.

2.03           Stock.  Borrower shall comply with the capitalization requirements of ACA, as indicated in the Loan Agreement.

2.04           Notice of Prepayment and Pricing.

 a.           Prepayment of Principal.  Borrower shall provide Lender with irrevocable Notice of the amount of a prepayment of a Fixed Rate Loan Segment no later than 10:00 a.m. Spokane time one Business Day prior to the Business Day the prepayment will be made.

   b.           Pricing.  Borrower shall provide Lender irrevocable Notice of pricing of a Fixed Rate Loan Segment using a Fixed Rate Option by 10:00 a.m. Spokane time on the Pricing Date.

   c.           Prepayment Option.  Borrower shall provide Lender irrevocable Notice of election of a Prepayment Option for a Fixed Rate Loan Segment using one of the options set forth in Section 6.02 hereof by 10:00 a.m. Spokane time on the Pricing Date.  If Borrower fails to provide Notice of election of a Prepayment Option as set forth above, the Loan Segment being priced will be subject to Lender’s make whole Prepayment Fee.

   d.           Form of Notice.  Borrower may provide Lender any Notice required under this Note by use of the Notice in form substantially as set forth in Exhibit A hereto or other documentation as may be prescribed by Lender.  Alternatively, Borrower may telephone Lender at the numbers designated on Exhibit A or as may be provided by Lender from time to time.  If Notice is by telephone, Lender will confirm to Borrower the elected prepayment or pricing in writing.  All such Notices are deemed irrevocable when given and are subject to Breakage Fees.

3.                Advances and Pricing Elections.

3.01           Advances.  So long as there is no Event of Default or Incipient Default, Lender will advance Loan proceeds during the Commitment Period, up to the Total Commitment Amount.  To the extent there is any unadvanced Loan commitment at the end of the Commitment Period, Lender’s duty to advance Loan principal shall expire.  The Loan is not a revolving loan.  Once Loan principal has been advanced and repaid, it may not be reborrowed.

3.02           Pricing Election.  During the Commitment Period, and upon irrevocable Notice to Lender in accordance with paragraph 2.04 above, as to principal (i) in the amount of an advance or (ii) in the Base Rate Loan Segment, Borrower shall elect to designate $5,000,000.00 of the Loan principal to bear interest at the 5-Year Fixed Rate Option, $5,000,000.00 of the Loan principal to bear interest at the 7-Year Fixed Rate Option and $10,000,000.00 of the Loan principal to bear interest at the 15-Year Fixed Rate Option; provided however, that there is no Event of Default or Incipient Default.

4.                Pricing Options.

4.01           Base Rate: LIBOR Variable Base.  The Base Rate is the LIBOR Variable Base.  The “LIBOR Variable Base” for any day during a given month means the one-month LIBOR rate, as made available by the LIBOR Index Source, rounded up to the nearest .05 percent, plus the Applicable Margin.  The LIBOR Variable Base shall be effective on the first day of the month and remain constant for such month.  Provided however, if a LIBOR rate cannot be ascertained using this method for a given month, then the Base Rate shall be determined for any day of such month by use of the NW Variable Base.  The “NW Variable Base” on any given date, is the per annum interest rate equal to the Index for the NW Variable Base on such date plus the Applicable Margin.  On any given date, the “Index” for the NW Variable Base is a per annum interest rate, as made available and determined by Northwest Farm Credit Services, PCA (the “NW Variable Base Index Source”) in its sole discretion, on the last Business Day of the prior month.  The Applicable Margin may be adjusted to provide a new interest rate under the NW Variable Base that is comparable to the LIBOR Variable Base.

4.02           5-, 7- or 15-Year Fixed Rate Options.  Borrower understands and agrees that the availability of any Fixed Rate Option will be determined at Lender's (and participant's, if applicable) sole discretion.  Subject to the preceding sentence, a Fixed Rate Loan Segment may be priced with a fixed rate equal to the 5-, 7- or 15-year Fixed Rate Options, as defined herein, plus the Applicable Margin.  With these Fixed Rate Options: (a) rates may be fixed for Interest Periods, as defined herein, of 5, 7 and 15 years; and (b) rates may only be fixed on a Pricing Date to take effect on such Pricing Date.  For purposes hereof: (i) the “5-, 7- and 15-year Fixed Rate Options” shall mean the rate for the all-in cost of the corresponding term for Farm Credit Medium Term Notes, rounded to the nearest .05 percent, as made available by the Index Source on the Pricing Date; and (ii) “Interest Period” shall mean a period commencing on the Pricing Date and ending on the Fixed Rate Maturity Date.  The Fixed Rate Maturity Date for a given Fixed Rate Option shall be the corresponding anniversary of the first day of the month following the Pricing Date if the Pricing Date is not the first day of a month or the corresponding anniversary of the Pricing Date if the Pricing Date is the first day of a month.

4.03           Changes in Circumstances.  In the event that, on any date on which an interest rate for pricing the Loan or a Loan Segment is to be determined, Lender determines that the applicable interest rate can not be ascertained or does not adequately reflect the cost to Lender of making or maintaining its Loan or Loan Segment(s) for which the interest rate is to be determined, Lender shall promptly give notice of such facts to Borrower.  Within ten days thereof, Borrower shall make an appointment to meet with Lender to determine a new Index and or Applicable Margin for pricing of the Loan or applicable Loan Segment(s).

5.                Payment.

5.01           Interest Payments.  During the term of the Loan, Borrower shall make quarterly interest only payments, which payments shall consist of interest that accrued during such previous period on the balance of each Loan Segment.  Interest only payments shall be due on July 1, 2010 and on the first day of each Fiscal Quarter thereafter.

5.02           Payment Upon Maturity of Fixed Rate Loan Segments.  Each Fixed Loan Segment shall be repaid in full upon its respective Fixed Rate Maturity Date.

5.03           Payment in Full on Loan Maturity Date.  The unpaid principal balance of this Note, unpaid interest thereon, and other amounts due under this Note and the other Loan Documents shall be paid in full on the Loan Maturity Date.

5.04           Application of Payments.  Regularly scheduled payments billed under Loan Segments shall be applied to Loan Segments and to amounts owed by Borrower as billed under each Loan Segment on the date of Lender’s receipt of payment.  Any payment for a Loan Segment shall be applied as of the date of receipt first to accounts receivable for reimbursable expenses, second to default interest, third to billed interest, fourth to billed principal, fifth to unpaid principal, and any remainder to unpaid interest.  In addition, so long as there is no Event of Default or Incipient Default, principal prepayments shall be applied to principal under a given Fixed Rate Loan Segment, as selected by Borrower, in inverse order of its maturity, and shall not alter the obligation to pay scheduled payments until the indebtedness for each Fixed Rate Loan Segment is paid in full.

5.05           Timber Cutting Payments.  Lender will calculate a Timber Cutting Payment annually, at the Fiscal Year-End.  The Timber Cutting Payment will be due and payable 15 days after it is billed.  After the pro-rata allocation of the Timber Cutting Payment between Loans is made pursuant to the Loan Agreement and so long as there is no Event of Default or Incipient Default, Borrower may elect the Loan Segment(s) against which the Timber Cutting Payment will be applied.  A Timber Cutting Payment shall not excuse Borrower from making any other required payments.  Timber Cutting Payments will be subject to the Prepayment Fee provisions hereof.

6.               Prepayment and Breakage Fees.

6.01           Exemption to Prepayment Fee.  Principal prepayments made while a Loan Segment is priced under the Base Rate shall not be subject to a Prepayment Fee.  In addition, there is no Prepayment Fee for (i) any prepaid principal under an election of Section 6.02 a. below, if the prepayment is received after the applicable lockout period or (ii) for any prepaid principal up to the 10 percent per calendar year limitation under an election of Section 6.02 b. below.  Other prepayments of principal shall be subject to a Prepayment Fee, as described in the Loan Agreement.

6.02           Prepayment Fee Options.

   a.           Lockout Period Option.  Under this Prepayment Option, Borrower may prepay all or a portion of a Fixed Rate Loan Segment after the applicable lockout period without incurring a Prepayment Fee.  This Prepayment Option is subject to an “Option Fee” represented as basis points to be added to the Applicable Margin for the applicable Fixed Rate Loan Segment.  Lender will absorb the first 10 basis points of the Option Fee.

The “lockout period” for this Prepayment Option is the period of time beginning with the Pricing Date for the applicable Fixed Rate Loan Segment and ending on the corresponding Lockout Period Expiration Date.  Borrower may select one lockout period per Fixed Rate Loan Segment.  For the 5-year Fixed Rate Loan Segment, Borrower may select from a 1-year or 2-year lockout period.  For the 7-year Fixed Rate Loan Segment, Borrower may select from a 1-year, 2-year or 3-year lockout period.  For the 15-year Fixed Rate Loan Segment, Borrower may select from a 1-year, 2-year, 3-year or 5-year lockout period.

Upon request of Borrower, by 8:00 a.m. Spokane time, Lender will quote the Option Fees for the lockout periods associated with each Fixed Rate Loan Segment, by 9:00 a.m. Spokane time.

   b.           10 Percent Option.  Under this Prepayment Option, Borrower may prepay up to 10 percent of the principal amount of a Fixed Rate Loan Segment per calendar year without incurring a Prepayment Fee.  This Prepayment Option is subject to an “Option Fee” represented as basis points to be added to the Applicable Margin for the applicable Fixed Rate Loan Segment.  Lender will absorb the first 10 basis points of the Option Fee.

For purposes of this Prepayment Option, the 10% amount is computed on the principal amount of each Fixed Rate Loan Segment on its respective Pricing Date.

Upon request of Borrower by 8:00 a.m. Spokane time, Lender will quote the Option Fees associated with each Fixed Rate Loan Segment, by 9:00 a.m. Spokane time.

   c.           Make Whole Option.  Prepayments of a Fixed Rate Loan Segment under this Prepayment Option shall be subject to a Prepayment Fee, as described in the Loan Agreement.

6.03           Breakage Fee.  The Loan is subject to the Breakage Fees set forth in the Loan Agreement.

7.                Default.

7.01           Events of Default.  Time is of the essence in the performance of this Note.  The occurrence of any one or more of the events identified in any of the Loan Documents as an Event of Default shall constitute an “Event of Default” under this Note.

7.02           Acceleration.  In the event of any uncured Event of Default beyond any applicable cure periods provided for in the Loan Documents, at Lender’s option, without notice or demand, the unpaid principal balance of the Loan, plus all accrued and unpaid interest thereon and all other amounts due shall immediately become due and payable.

7.03           Default Interest Rate.  The Default Interest Rate applicable to a delinquent payment for a Loan Segment shall equal four percent (4%) per annum above the interest rate in effect on such Loan Segment at the time such payment was due, which rate shall accrue on the total amount of the payment due until paid, accelerated or upon maturity.  Provided, however, upon acceleration and or maturity, the Default Interest Rate shall be equal to and remain at four percent (4%) per annum above the interest rate in effect for each Loan Segment at the time of acceleration or maturity and shall accrue on the entire unpaid balance of the Loan Segment until paid in full.

7.04           Application of Payments Following Default or Incipient Default.  Notwithstanding anything to the contrary hereunder or in the other Loan Documents, in the Event of Default or Incipient Default, Lender shall have the right to apply payments made by or on the account of Borrower and any funds held in any FPF Account for the Loan to any Loan Segments as Lender may determine in its sole discretion at any time.

8.                Loan Terms, Provisions and Covenants.  The Loan is subject to the terms, provisions and covenants contained herein and in the other Loan Documents.

9.                Miscellaneous Terms.

9.01           Notice of Default.  Borrower shall provide Lender immediate notice of any Event of Default or Incipient Default under this Note and the other Loan Documents.

9.02           Interest Rates.  The Base Rate described herein is a per annum rate and is calculated on the basis of the actual number of days elapsed for a 360 day year.  The Fixed Rate Options described herein are per annum rates and are calculated on the basis of the actual number of days elapsed during the year for the actual number of days in the year.  If any payment date is not a Business Day, then payment shall be due on the next Business Day.

9.03           Exhibits.  All Exhibits hereto are incorporated herein and made a part of this Note.

9.04           Index and Index Source.  The Indexes used herein do not necessarily represent the lowest rates charged by Lender on its loans.  If any Index or Index Source provided for herein becomes unavailable during the Loan term, Lender will choose a new Index or Index Source which it determines, in its sole good faith discretion, is comparable to be effective upon notification thereof to Borrower.

9.05           Payments.  Upon Lender’s written request, payments shall be electronically submitted no later than 10:00 a.m. Spokane time on the date specified for payment.  All sums payable to Lender hereunder shall be paid directly to Lender in immediately available funds in U.S. dollars.  Lender shall send to Borrower periodic statements of all amounts due hereunder at applicable interest rates, which statements shall be considered correct and conclusively binding on Borrower in all respects and for all purposes unless Borrower notifies Lender in writing of any objections within 15 days of receipt of any such statement.

9.06           Authorization.  Borrower authorizes David L. Nunes or Thomas M. Ringo or any other individual(s) as they or either of them may authorize in writing, to request advances of principal under this Note, to confirm interest rates and lock-in fees, and to provide Lender notice of pricing, repricing or prepayment, as required under this Note.

9.07           Advances, Fees and Costs.  Borrower shall pay Lender, on demand, all attorney fees and costs incurred to protect or enforce any of Lender's rights in bankruptcy, appellate proceedings, or otherwise, under this Note or the other Loan Documents.  All sums advanced by Lender to protect its interests hereunder or under the other Loan Documents and all Prepayment and Breakage Fees shall be payable, on demand, and shall accrue interest under the interest rate in effect for the Base Rate Loan Segment or any other Loan Segment as Lender may select on such date and shall be treated as an advance under such Loan Segment.

9.08           Governing Law.  The substantive laws of the State of Washington shall apply to govern the construction of the Loan Documents and the rights and remedies of the parties, except where the location of the Collateral for the Loan may require the application of the laws of another state or where federal laws, including the Farm Credit Act of 1971, as amended, may be applicable.

9.09           General Provisions.  Borrower agrees to this Note as of the date first above written.  Borrower waives presentment for payment, demand, notice of nonpayment, protest, notice of protest and diligence in enforcing payment of this Note.  This Note and the other Loan Documents constitute the entire agreement between Borrower and Lender and supersede all prior oral negotiations and promises, which are merged into such writings.  Upon written agreement of the parties, the interest rate, payment terms or balances due under this Note may be indexed, adjusted, renewed or renegotiated.  Lender may at any time, without notice, release all or any part of the security for the Loan, including the real estate and or personal property covered by the Loan Documents; grant extensions, deferments, renewals or reamortizations of any part of the Loan over any period of time; and release from personal liability any one or more of the parties who are or may become liable for the Loan, without affecting the personal liability of any other party.  Lender may exercise any and all rights and remedies available at law, in equity and provided herein and in the other Loan Documents.  Any delay or omission by Lender in exercising a right or remedy shall not waive that or any other right or remedy.  No waiver of default by Lender shall operate as a waiver of the same or any other default on a future occasion.  Lender shall not be obligated to renew the Loan or any part thereof or to make additional or future loans to Borrower.

9.10           Counterparts.  This Note may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together, shall constitute but one and the same instrument.

9.11           WAIVER OF JURY TRIAL.  BORROWER AND LENDER HEREBY IRREVOCABLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LOAN DOCUMENT AND ANY FUTURE MODIFICATIONS, AMENDMENTS, EXTENSIONS, RESTATEMENTS AND SERVICING ACTIONS RELATING TO THIS LOAN DOCUMENT.  THE PARTIES INTEND THAT THIS JURY WAIVER WILL BE ENFORCED TO THE MAXIMUM EXTENT ALLOWED BY LAW.

9.12           No Personal Liability of General Partners.  In any action brought to enforce the obligation of Borrower to pay Borrower’s Obligations, any judgment or decree shall not be subject to execution on, nor be a lien on, the assets of the General Partners of Borrower, other than their interests in the Collateral.  The foregoing shall in no way otherwise affect the personal liability of Borrower.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

BORROWER: POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP

By:	Pope MGP Inc., a Delaware corporation, its Managing General Partner

	By:	David L. Nunes, President and CEO

Pay to the Order of CoBank, ACB.

Pope Resources, A Delaware Limited Partnership
Customer/Note No. 56548-442
EXHIBIT A
NOTICE/CONFIRMATION

NOTICE TO:
Technical Accounting Services Northwest Farm Credit Services, FLCA 1700 South Assembly Street Spokane, WA 99224-2121	P. O. Box 2515 Spokane, WA 99220-2515	Fax: 509-340-5508 Tel: 1-800-216-4535

This Notice is provided pursuant to the Term Note, dated June 10, 2010, as amended or supplemented, made by Borrower and payable to the order of Lender.

ADVANCES, PRICING OR PREPAYMENT
 SELECT ONE:                 ☐ Base Rate Loan Segment
☐ Fixed Rate Loan Segment
☐ New Advance
☐ Pricing
☐ Conversion to Fixed Rate Loan Segment
☐ Prepayment of Principal

PREPAYMENT OPTION (only for use when pricing a Fixed Rate Loan Segment)
SELECT ONE:                  ☐ Lockout Period
☐ 10 Percent
☐ Make Whole

Loan Segment Currently Priced Under Option ________________________________________
Principal Amount _____________________________________________________________
To New Pricing Option _________________________________________________________
Lockout Period _______________________________________________________________
Date to be Effective____________________________________________________________

Date: ____________________________________

POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP

By: _____________________________________
          Authorized Agent

CONFIRMATION
Lender confirms that the above actions were taken or modified as provided for below:

NORTHWEST FARM CREDIT SERVICES, FLCA

Date:	By:
Authorized Agent